EXHIBIT 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this annual report on Form 10-K of The Wet Seal, Inc. for the year ended February 1, 2014, I, John D. Goodman, chief executive officer of The Wet Seal, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
1. This Form 10-K for the year ended February 1, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in this Form 10-K for the period ended February 1, 2014, fairly presents, in all material respects, the financial condition and results of operations of The Wet Seal, Inc.
Date: March 27, 2014

/s/ JOHN D. GOODMAN
John D. Goodman
Chief Executive Officer
(Principal Executive Officer)